Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-191788 and No. 333-201100 on Form S-8 of our report dated April 17, 2015 relating to the consolidated financial statements of LightInTheBox Holding Co., Ltd., its subsidiaries, its variable interest entities (the “VIEs”) and its VIE’s subsidiary (collectively the “Group”) appearing in the Annual Report on Form 20-F of LightInTheBox Holding Co., Ltd. for the year ended December 31, 2014.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

April 17, 2015